   As filed with the Securities and Exchange Commission on December 21, 1998.
                                                    Registration No. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MATRIA HEALTHCARE, INC.
               (Exact name of issuer as specified in its charter)


                DELAWARE                                      58-2205984
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

     1850 PARKWAY PLACE, 12TH FLOOR
            MARIETTA, GEORGIA                                    30067
(Address of principal executive offices)                      (Zip Code)


                MATRIA HEALTHCARE, INC. 1997 STOCK INCENTIVE PLAN
                                       AND
                         CERTAIN NON-PLAN OPTION GRANTS
                            (Full title of the plan)

                             ROBERTA L. MCCAW, ESQ.
                        VICE PRESIDENT -- LEGAL, GENERAL
                              COUNSEL AND SECRETARY
                         1850 PARKWAY PLACE, 12TH FLOOR
                                MARIETTA, GEORGIA
                                 (770) 767-4500

 (Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

                               ANGELA M. WOO, ESQ.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3268

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

-------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed              Proposed
                                                 Amount              maximum              maximum
          Title of each class of                  to be          offering price      aggregate offering       Amount of
       securities to be registered           registered (1)       per share (2)          price (2)         registration fee
-----------------------------------------------------------------------------------------------------------------------------
Shares of common stock, $.01 par value,         1,800,000             $1.91              $3,438,000              $956
together with associated common stock            shares
purchase rights (the "Common Stock"),
issuable pursuant to the Matria Healthcare,
Inc. 1997 Stock Incentive Plan
-----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock issuable pursuant         567,150              $1.91              $1,083,257              $302
to certain non-plan options                      shares
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                $1,258
-----------------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in such plan.

         (2) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices on December 17, 1998 as reported on the Nasdaq National Market.

          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

           Matria Healthcare, Inc. ("Matria" or the "Company") hereby incorporates by reference into this registration statement the following documents:

         (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998;

         (c) the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1998;

         (d) the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1998;

         (e) the descriptions of the Company's Common Stock and the Common Stock Purchase Rights associated with the Common Stock as contained in the Company's Registration Statements on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including in each case any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.       Description of Securities.

         Not applicable.

Item 5.       Interests of Named Experts and Counsel.

         The legality of the shares offered hereby is being passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, a director of the Company and the Chairman of Troutman Sanders LLP, is the beneficial owner of 87,000 shares of the Matria Common Stock.

Item 6.       Indemnification of Directors and Officers.

         The General Corporation Law of the State of Delaware ("DGCL") permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

         The Registrant's Certificate of Incorporation limits Registrant's directors' liability for monetary damages to Registrant and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. In addition, the Registrant's Certificate of Incorporation provides that Registrant shall, to the fullest extent permitted by law, indemnify its directors and officers against any liability, losses or related expenses which they may incur by reason of serving or having served as directors and officers of Registrant.

         The Registrant's Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Registrant, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that Registrant will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Registrant's Board of Directors. The right to indemnification will be a contract right and will include the right to be paid by Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified. Registrant may provide indemnification to employees and agents of Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

         The indemnification rights conferred by the Registrant's Certificate of Incorporation are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Registrant may maintain insurance on behalf of its directors, officers, employees and agents. Additionally, the Agreement and Plan of Merger dated as of October 2, 1995, as amended, by and among Tokos

Medical Corporation (Delaware) ("Tokos"), Healthdyne, Inc. and the Registrant requires such insurance to be maintained by Registrant covering present and former officers, directors, employees, trustees and agents of Tokos for a period of at least six years from the Closing Date thereunder, subject to certain limitations.

Item 7.       Exemption from Registration Claimed.

         Not applicable.

Item 8.       Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number
         -------
         4 Shareholders Rights Agreement dated January 30, 1996 between the Company and SunTrust Bank filed as Exhibit 4(a) of the Company's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (Registration No. 333-00781) and incorporated herein by reference.

         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Troutman Sanders LLP (contained in opinion filed in
                  Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         24 Powers of Attorney (included in the signature page to the Registration Statement).

Item 9.           Undertakings.

         (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the

                    "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

         (b) Filings incorporating subsequent 1934 Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marietta, State of Georgia, on December 17, 1998.

                                MATRIA HEALTHCARE, INC.
                                (Registrant)



                                By:    /s/ Roberta L. McCaw
                                       ----------------------------------------
                                Name:  Roberta L. McCaw
                                Title: Vice President -- Legal, General Counsel
                                       and Secretary



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roberta L. McCaw his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                                 TITLE                             DATE
      ---------                                 -----                             ----

/s/ Donald R. Millard             President, Chief Executive Officer       December 17, 1998
----------------------            Chief Financial Officer and Director
Donald R. Millard



/s/ Yvonne V. Scoggins               Vice President, Treasurer and         December 17, 1998
----------------------                  Chief Accounting Officer
Yvonne V. Scoggins                   (Principal Accounting Officer)


/s/ Parker H. Petit               Chairman of the Board of Directors       December 17, 1998
----------------------
Parker H. Petit



/s/ Frank D. Powers                            Director                    December 17, 1998
----------------------
Frank D. Powers



/s/ Carl E. Sanders                            Director                    December 17, 1998
----------------------
Carl E. Sanders



/s/ Jackie M. Ward                             Director                    December 17, 1998
----------------------
Jackie M. Ward



/s/ Morris S. Weeden                           Director                    December 17, 1998
----------------------
Morris S. Weeden



/s/Frederick P. Zuspan                         Director                    December 17, 1998
----------------------
Frederick P. Zuspan

                                  EXHIBIT INDEX


         Exhibit
         Number
         ------
         4        Shareholders Rights Agreement dated January 30, 1996 between
                  Matria Healthcare, Inc. (the "Company") and SunTrust Bank
                  filed as Exhibit 4(a) of the Company's Post-Effective
                  Amendment No. 1 on Form S-8 to Form S-4 (Registration No.
                  333-00781) and incorporated herein by reference.

         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Troutman Sanders LLP (contained in opinion filed in
                  Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         24 Powers of Attorney (included in the signature page to the Registration Statement).